Exhibit 99.2

Phillips Edison Grocery Center REIT II to Merge with Phillips Edison & Company

100% stock-for-stock transaction creates a $6.3 billion internally-managed REIT,

focused exclusively on grocery-anchored shopping centers

Meaningful step towards liquidity for REIT II shareholders from increased scale and internalized management

No internalization or disposition fees to be paid by REIT II

Management to host conference call on Thursday, July 19 at 11:00 a.m. Eastern Time to discuss the transaction

CINCINNATI, OH, July 18, 2018 - Phillips Edison Grocery Center REIT II, Inc. (“REIT II”), a real estate investment trust (“REIT”) that owns well-occupied grocery-anchored shopping centers, has entered into a definitive merger agreement to merge with Phillips Edison & Company, Inc. (“PECO”), an internally-managed REIT and one of the nation’s largest owners and operators of grocery-anchored shopping centers. The transaction is a 100% stock-for-stock merger valued at approximately $1.9 billion. PECO’s merger with REIT II’s 86 properties will create a national portfolio of 323 grocery-anchored shopping centers encompassing approximately 36.7 million square feet located across 33 states and a total enterprise value (“TEV”) of approximately $6.3 billion.

REIT II, as part of the combined company, will benefit from an internal management team and the elimination of management fees, lower leverage, improved distribution coverage, and better earnings growth opportunities. Additionally, the combined enterprise will have larger size and scale, broader tenant diversification, and a simpler, more efficient operating platform. The merger also includes REIT II’s 20% ownership interest in Necessity Retail Partners, a joint venture with TPG Real Estate that presently owns 14 grocery-anchored shopping centers.

Management Commentary

“After closely evaluating the merits of this transaction, we are certain this highly complementary business combination is in the best interests of REIT II shareholders,” said David W. Garrison, the chair of the special committee of REIT II’s board of directors. “It better positions REIT II and the combined company for liquidity and provides REIT II shareholders with the benefits of a company with an enhanced growth profile, lower leverage, and the efficiencies of size and scale.”

“The transaction consideration was the result of extensive negotiations between the special committee and PECO. Upon the closing of the transaction, REIT II shareholders are expected to benefit from an internally-managed enterprise with improved alignment among shareholders and management, and a mutual long-term view of increasing shareholder value,” Garrison continued.

Jeff Edison, Chairman and Chief Executive Officer of REIT II added: “This transaction creates one of the largest pure-play grocery-anchored shopping center portfolios, building on our belief that grocery-anchored shopping centers are the strongest and most resilient assets in retail real estate, supported by the strong operating fundamentals seen in our portfolio. This transaction will enhance the long-term value and liquidity opportunities for our shareholders.”

Merger Details

In exchange for each share of REIT II common stock, REIT II shareholders will receive 2.04 shares of PECO common stock, which is equivalent to $22.54 per share based on PECO’s most recent estimated net asset value per share (“EVPS”) of $11.05. The exchange ratio is based on a thorough review of the relative valuation of each entity, including factoring in PECO’s growing investment management business as well as each company’s transaction costs. PECO’s most recent EVPS of $11.05 and REIT II’s most recent EVPS of $22.80 were both established on May 9, 2018 by the companies’ respective boards of directors based on property valuations performed by an independent valuation firm.

REIT II will not pay any internalization or disposition fees in connection with the transaction, and the advisory agreement between REIT II and PECO will be terminated at closing, ending acquisition, asset management, and disposition fees paid by REIT II. In 2017, REIT II paid $13.9 million in acquisition and asset management fees; no disposition fees were paid.

REIT II’s outstanding debt of approximately $801 million is expected to be refinanced or assumed by PECO at closing under the terms of the definitive merger agreement. On a pro forma basis, the combined company’s leverage is improved compared to REIT II stand-alone as leverage would have been 42.5% on a Net Debt/TEV basis, compared to 42.9% for REIT II stand-alone, as of March 31, 2018. The pro forma company’s total debt is 86.8% fixed-rate with an average duration of 4.7 years, which compares to 89.7% and 3.2 years, respectively, for REIT II prior to this merger.

On a pro forma basis, immediately following the closing of the transaction, former REIT II shareholders are expected to own approximately 29 percent of the combined company, and PECO shareholders are expected to own approximately 71 percent. Upon closing of the transaction, two of the three REIT II independent directors will join the board of the combined company, which will consist of seven directors.

An independent special committee was formed by REIT II’s board of directors to objectively evaluate the transaction. As part of this process, both the REIT II special committee and the PECO board independently retained their own financial and legal advisors. Upon the conclusion of a thorough due diligence and negotiation process, the REIT II special committee, the REIT II board of directors, and the PECO board each unanimously approved the transaction.

The closing of the transaction is subject to the satisfaction of customary conditions, including approval from both PECO and REIT II shareholders and obtaining certain other third-party consents. The transaction is expected to close in the fourth quarter of 2018.

Under the terms of the merger agreement, REIT II may solicit, receive, evaluate, and enter into negotiations with respect to alternative proposals from third-parties for a period of 30 days continuing through August 15, 2018. The special committee, with the assistance of its independent advisors, intends to actively solicit alternative proposals during this period.

Summary of Strategic Benefits

The transaction is expected to create meaningful operational and financial benefits, including:

•	Enhances Potential Public Market Valuation and Actively Positions Company for Liquidity: REIT II shareholders will benefit from PECO’s internally-managed structure, which is likely to receive a better valuation in the public equity markets compared to externally-managed REITs. This transaction is an important step towards a full cycle liquidity event for shareholders.

•	Maintains Exclusive Grocery Focus: Two complementary portfolios are combined to create a high-quality portfolio comprising 323 grocery-anchored shopping centers with more than 36.7 million square feet located in 33 states with an emphasis on necessity-based retailers, which have proven to be internet resistant and recession resilient. This portfolio will benefit from greater geographic, grocery-anchor, and tenant diversification.

•	No Internalization or Disposition Fees Paid: REIT II will not pay any internalization or disposition fees in connection with the transaction with PECO.

•	FFO Accretive from Termination of Asset Management Fees and Improved Financial Growth Profile: This transaction is anticipated to be accretive to REIT II FFO on a run-rate basis after 2018, as a result of the termination of the advisory agreement between REIT II and PECO in addition to the combined company growth profile. REIT II will no longer pay any acquisition, asset management, or disposition fees to PECO; in 2017, REIT II paid $13.9 million in advisory agreement fees. Additionally, PECO’s investment management business provides multiple avenues for future growth.

•	Improves Distribution Coverage and Leverage Ratio While Maintaining Strong Balance Sheet: REIT II estimates that pro forma funds from operations (FFO) for the combined company would have been approximately 105% of pro forma total distributions for the first quarter of 2018, relative to actual coverage of 95% for REIT II stand-alone. Additionally, on a pro forma basis, the combined company’s leverage would have improved to 42.5% on a Net Debt/TEV basis, compared to 42.9% for REIT II standalone, as of March 31, 2018. The pro forma company’s total debt was 86.8% fixed-rate with an average duration of 4.7 years which compares to 89.7% and 3.2 years, respectively, for REIT II prior to this merger.

•	Efficient Integration: The Company expects a seamless integration process as PECO has managed these assets and the REIT II enterprise since inception.

Monthly Distributions

Pending closing, REIT II expects to continue to pay its annualized distribution of $1.625 per share, paid on a monthly basis. Upon the close of the transaction, the PECO board of directors expects to continue making monthly distributions totaling $0.67 per year. Based on the merger’s exchange ratio of 2.04, the total annual dividend per REIT II common share will be approximately $1.367 compared to $1.625 prior to the transaction. Pro forma distribution coverage will improve as pro forma FFO would have been approximately 105% of pro forma total distributions for the three months ended March 31, 2018, compared to actual coverage of 95% for REIT II stand-alone. Distributions are not guaranteed and are made at the discretion of the board of REIT II (prior to closing) and PECO (after closing).

Distribution Reinvestment Plan and Share Repurchase Program

In connection with the proposed transaction, REIT II is required to temporarily suspend its distribution reinvestment plan (DRIP) for the month of July 2018, and DRIP participants will receive their July 2018 distribution (payable on August 1, 2018) in cash. The company expects that the DRIP will resume in August 2018 (with the distribution payable on September 1, 2018) after the filing of a joint preliminary proxy statement.

The share repurchase program (SRP) is also required to be temporarily suspended for the month of July 2018 and is expected to resume in August 2018 after the filing of the joint preliminary proxy statement. The next repurchase for both standard requests, and death, disability, and incompetence (DDI) requests is expected to take place on August 31, 2018. SRP paperwork must be on file and in good order by August 24, 2018 at 6:00pm Eastern Time. REIT II expects to make standard repurchases on a pro-rata basis at that time.

Advisors

Morgan Stanley & Co. LLC is acting as exclusive financial advisor, and Hogan Lovells US LLP is acting as exclusive legal advisor to the special committee of REIT II. BofA Merrill Lynch is acting as lead financial advisor with Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC also acting as financial advisors to PECO. Latham & Watkins LLP is acting as legal advisor to the board of directors of PECO.

Conference Call

REIT II’s Chairman and Chief Executive Officer Jeff Edison, Chief Financial Officer Devin Murphy, and President and Chief Operating Officer, Mark Addy will host a presentation addressing the transaction on Thursday, July 19 at 11:00 a.m. Eastern Time.

Interested parties will be able to access the presentation online or by telephone. If dialing in, please call the conference telephone number five minutes prior to the start time as an operator will register your name and organization. Participants should ask to join the “Grocery Center REIT II” call.

Date: Thursday, July 19, 2018

Time: 11:00 a.m. Eastern Time

Webcast link: https://services.choruscall.com/links/peco180719-REIT-II.html

U.S. listen-only: (888) 346-2646

International listen-only: (412) 317-5249

A webcast replay will be available approximately one hour after the conclusion of the presentation in the Events & Presentations section of the Phillips Edison Grocery Center REIT II website at http://investors.grocerycenterreit2.com/event.

For investor-related updates on Phillips Edison Grocery Center REIT II, please visit http://www.grocerycenterreit2.com/investors.

About Phillips Edison Grocery Center REIT II, Inc.

Phillips Edison Grocery Center REIT II, Inc. is a public non-traded REIT that owns well-occupied grocery-anchored neighborhood shopping centers with a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. As of March 31, 2018, the company owned an institutional quality retail portfolio consisting of 86 grocery-anchored shopping centers totaling approximately 10.3 million square feet. For more information, please visit the company website at www.grocerycenterREIT2.com.

About Phillips Edison & Company

Phillips Edison & Company, Inc., an internally-managed REIT, is one of the nation’s largest owners and operators of grocery-anchored shopping centers. Its diversified portfolio of well-occupied neighborhood shopping centers has a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. As of March 31, 2018, the company manages 341 shopping centers - 237 are owned directly comprising approximately 26.4 million square feet located in 32 states. The company’s proven, vertically-integrated operating platform allows it to effectively and efficiently acquire, lease and manage its properties, resulting in a history of strong operating results and great shopping experiences. For more information, please visit www.phillipsedison.com.

Additional Information and Where You Can Find It

PECO and REIT II intend to file a joint proxy statement/prospectus on Form S-4 in connection with the merger. Investors are urged to read carefully the joint proxy statement/prospectus and other relevant materials because they contain important information about the merger. Investors may obtain free copies of these documents and other documents filed by PECO or REIT II with the SEC through the website maintained by the SEC at www.sec.gov. Investors may obtain free copies of the documents filed with the SEC by PECO by going to PECO’s corporate website at www.phillipsedison.com or by directing a written request to: Phillips Edison & Company, Inc., 11501 Northlake Drive, Cincinnati, OH 45249, Attention: Investor Relations. Investors may obtain free copies of documents filed with the SEC by REIT II by going to REIT II’s corporate website at www.grocerycenterREIT2.com or by directing a written request to: Phillips Edison Grocery Center REIT II, Inc., 11501 Northlake Drive, Cincinnati, OH 45249, Attention: Investor Relations. Investors are urged to read the joint proxy statement/prospectus and the other relevant materials before making any voting decision with respect to the merger.

PECO and its directors and executive officers and REIT II and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of each of PECO and REIT II in connection with the merger. Information regarding the interests of these directors and executive officers in the merger will be included in the joint proxy statement/prospectus referred to above. Additional information regarding certain of these persons and their beneficial ownership of PECO common stock is also set forth in the Definitive Proxy

Statement for PECO’s 2017 Annual Meeting of Stockholders, which has been filed with the SEC. Additional information regarding certain of these persons and their beneficial ownership of REIT II’s common stock is set forth in the Definitive Proxy Statement for REIT II’s 2017 Annual Meeting of Stockholders, which has been filed with the SEC.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the transaction and the ability to consummate the transaction and anticipated earnings, distribution coverage, distributions and other anticipated benefits of the transaction. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about REIT II’s plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of REIT II’s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “pro forma,” “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. REIT II makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this release, and does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investors:

Phillips Edison Grocery Center REIT II, Inc.

Michael Koehler, 513-338-2743

Director of Investor Relations

InvestorRelations@phillipsedison.com

Media Contacts:

Phillips Edison Grocery Center REIT II, Inc.

Cherilyn Megill, 801-415-4373

Chief Marketing Officer, Senior Vice President

cmegill@phillipsedison.com

ICR

Megan Kivlehan, 646-677-1807

PECOPR@icrinc.com

Source: Phillips Edison Grocery Center REIT II, Inc.

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